Exhibit 99.1

Natural Health Trends Reports Third Quarter 2023 Financial Results

–	Total orders taken were roughly flat despite continued headwinds of a stronger dollar and trepid consumer sentiment
–	Cash flows from operations improved $1.4 million
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – November 1, 2023 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

•

Revenue of $10.6 million decreased 9% compared to $11.7 million in the third quarter of 2022. The decrease in revenue was primarily due to the changes in deferred revenue in the two respective quarters. Deferred revenue decreased $603,000 and $1.4 million during the third quarter of 2023 and 2022, respectively, resulting in an $835,000 unfavorable revenue variance.

•	Operating loss was $292,000 compared to $145,000 in the third quarter of 2022.

•	Net income was $172,000, or $0.02 per diluted share, compared to $47,000, or breakeven per diluted share, in the third quarter of 2022.

•	The number of Active Members[1] was down 6% to 34,660 at September 30, 2023 compared to 36,730 at June 30, 2023, and decreased 16% compared to 41,170 at September 30, 2022.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2023 Financial Highlights

•

Revenue of $33.0 million decreased 10% compared to $36.6 million in the first nine months of 2022. The revenue decrease was primarily due to the changes in deferred revenue in the two respective nine-month periods. Deferred revenue increased $651,000 during the first nine months of 2023, but decreased $3.3 million during the same period last year, resulting in a $3.9 million unfavorable revenue variance.

•	Operating loss was $1.4 million compared to $313,000 in the first nine months of 2022.

•	Net income was $210,000, or $0.02 per diluted share, compared to $125,000, or $0.01 per diluted share, in the first nine months of 2022.

Management Commentary

“Adapting to the current environment in which Chinese consumers are reluctant to spend or invest, we managed to generate orders on pace with those of last year. Orders grew 3% at a constant exchange rate compared to the third quarter of 2022, while year-to-date 2023 orders increased 8% compared to prior year. The reported decrease in revenue was largely due to changes in deferred revenue, partly because orders tended to be received later in the quarter this year. Importantly, our members remained responsive to our programs, demonstrating that our promotions, incentives and high-quality product offerings continue to resonate,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “Noteworthy to highlight are the signs of momentum extending to several of our other markets including Taiwan, Peru, North America and Japan, each of which delivered strong performance during the quarter. We’re hopeful that these signs of growth will continue supported by careful planning and execution to our strategies around digital enhancements, new product launches, geographic diversification and superior member support.”

Balance Sheet and Cash Flow

•

Net cash used in operating activities was $4.2 million in the first nine months of 2023 compared to $5.8 million in the first nine months of 2022. Before tax installment payments, the liability of which arises from the 2017 U.S. Tax Cuts and Jobs Act (the “Act Act”), cash used in operating activities was $1.2 million in the first nine months 2023, versus $4.2 million in the comparable period a year ago. Of the total Tax Act liability of $20.2 million, $11.2 million has been paid to date.

•	Total cash and cash equivalents were $58.4 million at September 30, 2023, down from $61.6 million at June 30, 2023.
•

On October 30, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on November 24, 2023 to stockholders of record as of November 14, 2023.

Third Quarter 2023 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2023 financial results today, Wednesday, November 1, 2023 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, November 1, 2023
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13740859
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1631150&tp_key=ea6cd96ef7

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on November 1, 2023 through 11:59 p.m. Eastern Time on November 8, 2023 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13740859.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 3, 2023 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,412	$69,667
Inventories	4,882	4,525
Other current assets	3,675	3,359
Total current assets	66,969	77,551
Property and equipment, net	284	394
Operating lease right-of-use assets	3,549	3,992
Restricted cash	37	79
Deferred tax asset	303	195
Other assets	679	606
Total assets	$71,821	$82,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$666	$810
Income taxes payable	4,092	2,972
Accrued commissions	2,589	2,943
Other accrued expenses	1,100	1,181
Deferred revenue	6,248	5,597
Amounts held in eWallets	4,154	4,895
Operating lease liabilities	1,182	1,135
Other current liabilities	747	905
Total current liabilities	20,778	20,438
Income taxes payable	5,054	9,098
Deferred tax liability	140	141
Operating lease liabilities	2,539	2,989
Total liabilities	28,511	32,666
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,657	86,102
Accumulated deficit	(15,757)	(9,056)
Accumulated other comprehensive loss	(1,267)	(1,004)
Treasury stock, at cost	(24,336)	(25,904)
Total stockholders’ equity	43,310	50,151
Total liabilities and stockholders’ equity	$71,821	$82,817

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$10,615	$11,716	$32,987	$36,622
Cost of sales	2,689	3,098	8,386	9,398
Gross profit	7,926	8,618	24,601	27,224
Operating expenses:
Commissions expense	4,361	4,863	13,861	15,370
Selling, general and administrative expenses	3,857	3,900	12,169	12,167
Total operating expenses	8,218	8,763	26,030	27,537
Loss from operations	(292)	(145)	(1,429)	(313)
Other income, net	585	187	1,708	472
Income before income taxes	293	42	279	159
Income tax provision (benefit)	121	(5)	69	34
Net income	$172	$47	$210	$125
Net income per common share:
Basic	$0.02	$0.00	$0.02	$0.01
Diluted	$0.02	$0.00	$0.02	$0.01
Weighted average common shares outstanding:
Basic	11,440	11,423	11,432	11,341
Diluted	11,454	11,423	11,449	11,423

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$210	$125
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	130	156
Share-based compensation	123	—
Noncash lease expense	830	889
Deferred income taxes	(117)	(2)
Changes in assets and liabilities:
Inventories	(420)	140
Other current assets	(425)	1,000
Other assets	(92)	(44)
Accounts payable	(141)	228
Income taxes payable	(2,923)	(1,382)
Accrued commissions	(315)	(1,055)
Other accrued expenses	(58)	(540)
Deferred revenue	674	(3,209)
Amounts held in eWallets	(725)	(1,150)
Operating lease liabilities	(812)	(950)
Other current liabilities	(148)	4
Net cash used in operating activities	(4,209)	(5,790)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(32)	(130)
Net cash used in investing activities	(32)	(130)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(6,911)	(6,855)
Net cash used in financing activities	(6,911)	(6,855)
Effect of exchange rates on cash, cash equivalents and restricted cash	(145)	(858)
Net decrease in cash, cash equivalents and restricted cash	(11,297)	(13,633)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	69,746	84,365
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$58,449	$70,732
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$115	$2,218